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                                                                   EXHIBIT 10.21
                   STANDARD OFFICE LEASE-MODIFIED GROSS NET

1.   Basic Lease Provisions ("Basic Lease Provisions").

     1.1 Parties: This Lease, dated, for reference purposes only, November 9, 1999, is made by and between DOWNTOWN ENTERTAINMENT ASSOCIATES, LP, a California limited partnership (herein called "Lessor"), and encoding.com, Inc., a Delaware corporation (herein called "Lessee").

     1.2 Premises: Suite 200 on the Building's 2nd floor, consisting of approximately 4,632 rentable square feet, more or less, as defined in paragraph 2 and as shown on Exhibit A hereto (the "Premises"). The Premises address is 1424 Second Street, Suite 200, Santa Monica, CA 90401.

     1.3 Building: Commonly described as being located at 1422-24 Second Street, in the City of Santa Monica, County of Los Angeles, State of California, and as defined in paragraph 2.

     1.4  Permitted Use: General office use, subject to paragraph 6.

     1.5 Term: Five (5) years and zero (0) months commencing upon the Commencement Date and ending five (5) years thereafter. The "Commencement Date" is January 1, 2000.

     1.6 Base Rent: For the first year of the Lease Term, the Base Rent shall be Fifteen Thousand Fifty-Four and 00/100 Dollars ($15,054.00) per month, payable on the 1st day of each month, in advance, per paragraph 4.1, subject to increase as provided below.

     1.7 Base Rent Increase: On each annual anniversary of the Commencement Date during the term hereof, the monthly Base Rent payable under paragraph 1.6 above shall be adjusted as provided in paragraph 4.3 below.

     1.8 Rent Paid Upon Execution: Fifteen Thousand Fifty-Four and 00/1 00 Dollars ($15,054.00) (first month's rent).

     1.9 Security Deposit: Sixteen Thousand and 00/1 00 Dollars ($16,000.00), plus additional security in the form of an Irrevocable Letter of Credit as set forth in paragraph 5.1 hereof.

     1.10 Lessee's Share of Operating Expenses: 17.305%, as defined in paragraph 4.2, based on a total of 26,767 rentable square feet in the Building.

     1.11  Base Year: 2000.

     1.12  Guarantor: N/A

     1.13 Option to Renew. One (1) option to renew for a five (5) year period pursuant to paragraph 39.5 hereof.

     1.14 Notices. Notices shall be in writing and given pursuant to paragraph 23 hereof.

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2.   Premises, Parking and Common Areas.

     2.1 Premises: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. "Building" shall include adjacent parking structures used in connection therewith. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, are herein collectively referred to as the "Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

     2.2 Vehicle Parking: So long as Lessee is not in default, and subject to the rules and regulations attached hereto as Exhibit B, and as established by Lessor or its parking operator from time to time, Lessor shall use its commercially reasonable efforts to provide Lessee with the right to lease twelve
(12) monthly parking spaces in the City Parking Structure #6 (across from the Building) at the prevailing rates. If Lessor is unable to provide twelve (12) monthly parking spaces in Structure #6, then Lessor shall either a) reimburse Lessee monthly the difference between its hourly parking rates and the then current monthly parking rates or b) secure the balance of spaces in any adjacent building or surface lot within two blocks of the Building that is mutually agreeable to Lessor and Lessee. Lessee shall also have the right to use four (4) monthly valet parking spaces at a monthly cost of $125.00 per space, as long as the spa located at 1422 Second Street is using valet parking services. The valet parking cost will be subject to changing valet parking rates as determined by the valet parking company (currently $9.50 per hour per parking attendant).

          2.2.1 Monthly parking fees shall be payable in advance prior to the first day of each calendar month.

          2.2.2 If Lessee commits, permits or allows any of the prohibited activities, described in the Lease or the rules then in effect, then Lessor or its parking operator shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor or its parking operator.

          2.2.3 Lessor agrees to provide any changes in parking rules to Lessee in writing, before said rules go into effect.

     2.3 Common Areas - Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, outdoor eating areas (excluding the deck/patio adjacent to the interior office space of Suite 200), parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

     2.4 Common Areas - Rules and Regulations. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform; provided, however, that the terms of this Lease shall control if there is an inconsistency between the terms of this Lease and the terms of any such rules and

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regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to reasonably modify, amend and enforce said rules and regulations for the safety, care, order, or cleanliness of the Common Areas.
Such modifications and amendments shall not unreasonably and materially interfere with Lessee's conduct of its business or Lessee's use and enjoyment of the Premises and shall not require payment of additional moneys. Although Lessor is not responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Building Project, Lessor shall not unreasonably enforce the rules and regulations against Lessee. Lessor agrees to give Lessee ten (10) days advance written notice of any changes to the rules and regulations before said changes go into effect.

     2.5 Common Areas - Changes. Lessor shall have the right, from time to time, if such changes do not materially and unreasonably interfere with Lessee's access to or use of the Premises:

          (a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, discretion of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law and by the specific terms of this Lease;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

          (c) To designate other land and improvements outside the boundaries of the Building Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Building Project;

          (d) To add additional buildings and improvements to the Common Areas;

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building Project, or any portion hereof;

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate.

     2.6 Use of Roof for Satellite Antenna. Lessee has requested that it be permitted to install a Satellite Antenna on the roof of the Building. Lessor represents and warrants that:

          (a) There is sufficient space on the roof to accommodate the base of a Satellite Antenna meeting the specifications attached as Exhibit E; and

          (b) The roof of the Building is strong enough to provide adequate support for such Satellite Antenna.

     Lessor covenants that it will grant Lessee access to the roof in connection with the installation and maintenance of the Satellite Antenna, provided that Lessee installs the Satellite Antenna at Lessee's own expense and complies with all applicable laws, ordinances, rules, and regulations of governmental authorities; and, provided further, that such Satellite Antenna will be situated so that it will not interfere with any existing antenna, also situated on the roof, that

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belongs to Pacific Bell. Such Satellite Antenna will occupy the space on the roof, as marked on Exhibit F, designated as the approved location.

     Lessee will use the structural engineer of Lessor's Building Project ("Lessor's Structural Engineer") in engineering the installation of the Satellite Antenna. From time to time, Lessee may change the specifications of the Satellite Antenna (including, but not limited to, changes in the quality as well as the number of Satellite Antennas situated on the roof) so long as: (i) the square footage occupied on the roof by such changed specifications does not exceed the square footage occupied by a Satellite Antenna meeting the specifications provided in Exhibit D, and (ii) the resulting impact (in terms of the pressure borne by the roof and the structure of the Building) caused by such changed specifications will not exceed the impact of a Satellite Antenna meeting the specifications provided in Exhibit D.

     Lessee shall pay additional rent in the amount of One Thousand and 00/100 Dollars ($1,000.00) per month for the period during which Lessee in fact maintains a Satellite Antenna upon the roof. Such additional rent, if any, is subject to the Rent Increase provided for in paragraph 4.3. Rent for any period which is for less than one (1) month shall be prorated based upon the actual number of days of the calendar month involved. At Lessor's request, Lessee will remove the Satellite Antenna at the end of the Lease Term and will repair any damage caused by its removal. In addition, Lessee will indemnify Lessor for any damage to the Building Project caused by such Satellite Antenna (other than damage caused by the roof lacking the strength to provide adequate support for the Satellite Antenna or caused by the gross negligence or willful misconduct of Lessor's Structural Engineer in the installation thereof).

3.   Term.

     3.1 Term. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

     3.2 Delay in Possession. Lessee may make modifications and changes to the plans for the Tenant Improvements, subject to Lessor's reasonable approval. If Substantial Completion of Lessor's Work (as outlined in the Work Letter attached hereto as Exhibit C) does not occur within sixty (60) days after receipt, on-site, of all materials required to complete the Tenant Improvements, there shall be an abatement of rent until such time as Substantial Completion of Lessor's Work is attained. Lessor hereby covenants and agrees to use its commercially reasonable efforts to expeditiously obtain all materials required to complete the Tenant Improvements upon specification of the same.

     3.3 Early Possession. If Lessee occupies a portion of the Premises prior to said Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Lessee shall pay rent and other expenses for that portion of the Premises so occupied.

4.  Rent.

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     4.1  Base Rent. Subject to adjustment as hereinafter provided in paragraph
4.3, and except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1 .6 of the Basic Lease Provisions, without offset or deduction, unless the offset or deduction is made by Lessee as permitted under the express terms of this Lease (paragraphs 4.4, 9.5, and 11.5) allowing for abatement of rent. Lessee shall pay Lessor upon execution hereof the advance Base Rent described in paragraph 1 .8 of the Basic Lease Provisions. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, to the extent the Operating Expenses for any such calendar year exceeds the Operating Expense Stop, as hereinafter defined, in accordance with the following provisions:

          (a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Building Project. In the event either the Premises and/or Building Project is expanded or reduced, then Lessee's Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Lessee's Share shall be determined on the basis of the number of days during that particular calendar year that such Lessee's Share was in effect. It is further agreed that Lessee shall in no event be entitled to a credit to or adjustment of Lessee's Share of Operating Expenses payable hereunder, even if the ratio of Operating Expenses actually paid by Lessee compared to total Operating Expenses actually paid by other lessees of the Building Project exceeds Lessee's Share (as it might, by way of example only and not limitation, if some leases of the Building Project are made on a "gross" basis, in which case the lessees under such leases would not directly pay any portion of the Operating Expenses).

          (b) "Operating Expenses" means Lessor's operating expenses that are reasonable, actual and necessary (as determined by Lessor in its reasonable discretion), out-of-pocket (except Le~or may use its normal accrual method of accounting), obtained at competitive prices, and that are directly attributable to the operation, repair, maintenance, and replacement, in neat, clean, safe, good order and condition, of the Building Project, as determined under generally accepted accounting principles consistently applied, including the following:

               (i) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

               (ii) All heating, air conditioning, plumbing, electrical systems, life safety equipment, telecommunication and other equipment used in common by, or for the benefit of, lessees or occupants of the Building Project, including elevators and escalators, lessee directories, fire detection systems including sprinkler system maintenance and repair;

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          (iii)     Trash disposal, janitorial and security services for the
Common Areas;

          (iv) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an "Operating Expense";

          (v) The cost of the premiums for the liability and property insurance policies to be maintained by Lessor under paragraph 8 hereof;

          (vi) The amount of the Real Property Taxes to be paid by Lessor under paragraph 10.1 hereof, however Lessee shall not be responsible for any increase in property taxes due solely from a sale, refinance, or "change in ownership" of the Building during the initial lease Term;

          (vii) The cost of water, sewer, gas, electricity, and other publicly mandated services to the Building Project;

          (viii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies, and tools, used in maintaining and/or cleaning the Building Project and accounting and a management fee of five (5%) percent of base rental income attributable to the operation of the Building Project;

          (ix) Replacing and/or adding improvements mandated by any governmental agency and any repairs or removals necessitated thereby amortized over its useful life due to a change in law occurring after the Commencement Date; and

          (x) Replacements of equipment or improvements, as amortized on a straight-line basis over such equipment or improvement's useful life.

     (c) Notwithstanding anything above to the contrary, Operating Expenses shall not include the following:

          (i) Any expenses paid by any lessee directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other lessee, or by insurance proceeds;

          (ii) Legal fees and related costs and disbursements relating to disputes with lessees, Lessor's negligence, the enforcement of leases and defending Lessor's interest in the real property;

          (iii) Any costs, fines, or penalties incurred because Lessor violated any governmental rule or authority;

          (iv) Any real estate brokerage commissions, leasing commissions (or fees in lieu of commissions), costs, disbursements, and other expenses incurred for leasing, renovating, or improving space in order to procure tenants;

          (v) Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant or other interior premises space for tenants;

          (vi) Nonrecurring costs incurred to remedy structural defects in original construction materials or installations other than those structural defects first discovered more than one (1) year following the Commencement Date;

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          (vii)     Costs incurred to test, survey, cleanup, contain, abate,
remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Building Project unless the waste or asbestos-containing materials from the Building Project were in or on the Building Project because of Lessee's negligence or intentional acts;

          (viii)    Depreciation and amortization on the Building;

          (ix) Overhead and profit paid to any affiliate of Lessor for management or other services on or to the Property or for supplies or other materials to the extent that the costs of the services, supplies, or materials exceed the competitive costs of the services, supplies, or materials were they not provided by an affiliate;

          (x) Payments on mortgages or deeds of trust and/or ground lease payments (if any);

          (xi)      Advertising and promotional expenditures;

          (xii) Utility Additions under paragraph 7.4 which are not for the benefit of Lessee;

          (xiii) The cost of any water provided for the use of a tenant operating a spa; and

          (xiv) Other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management, or operation expenses.

     (d) Lessee's Share of Operating Expenses to the extent in excess of the Operating Expense Stop shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses ("Statement") is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within ninety
(90) days after the expiration of each calendar year a reasonably detailed Statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(d) during said preceding calendar year exceed Lessee's Share as indicated on said Statement, Lessee shall be entitled to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due. If Lessee's payments under this paragraph during said preceding calendar year were less than Lessee's Share as indicated on said Statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said Statement.

          (i) Within one hundred eighty (180) days after receipt of a Statement by Lessee ("Review Period"), if Lessee disputes the amount set forth in the Statement, Lessee's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm) designated by Lessee, may, after reasonable notice to Lessor and at reasonable times, inspect Lessor's records at Lessor's offices, provided that Lessee is not then in default after expiration of all applicable cure periods and provided further that Lessee and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Lessor's records in strict confidence. Notwithstanding the foregoing, Lessee shall only have the right to review Lessor's records one
(1)time during any

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twelve (12) month period. Lessor's failure to dispute the amounts set forth in any Statement within the Review Period shall be deemed to be Lessee's approval of such Statement and Lessee, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.

               (ii) If after such inspection, but within thirty (30) days after the Review Period, Lessee notifies Lessor in writing that Lessee still disputes such amounts, a certification as to the proper amount shall be made, at Lessee's expense, by an independent certified public accountant selected by Lessor and who is a member of a nationally or regionally recognized accounting firm. Lessor shall cooperate in good faith with Lessee and the accountant to show Lessee and the accountant the information upon which the certification is to be based. However, if such certification by the accountant proves that the Operating Expenses set forth in the Statement were overstated by more than ten percent (10%), then the cost of the accountant and the cost of such certification shall be paid for by Lessor. Promptly following the parties' receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification.

          (e) If the Building Project is less than ninety-five (95%) percent occupied during all or a portion of the Base Year or any Expense Year, as hereinafter defined, Lessor shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building Project been ninety-five (95%) percent occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. "Expense Year" is defined as each calendar year occurring during the Term beginning with the Base Year, which shall be the first Expense Year.

          (f) Lessor shall use reasonable efforts to keep Operating Expenses at reasonable amounts, while maintaining a first-class office building.

          (g) "Operating Expense Stop" is defined as the amount of Operating Expenses for the Base Year.

     4.3 Rent Increase. At the times set forth in paragraph 1.7 of the Basic Lease Provisions, the monthly Base Rent payable under paragraph 4.1 of this Lease shall increase at a fixed rate of three and one-half (3.5%) percent.

     4.4 Rent Abatement. Should Lessee use only $20 per usable square foot of the Tenant Improvement Allowance outlined in the Work Letter (Exhibit C), Lessee shall pay 1/2 rent for the first two months of the Lease Term. Should Lessee use only $15 per usable square foot of the Tenant Improvement Allowance outlined in the Work Letter (Exhibit C), Lessee shall pay 1/2 rent for the first four months of the Lease Term.

5. Security Deposit. Lessee shall deposit with Lessor the Security Deposit set forth in paragraph 1.9 of the Basic Lease Provisions as security for Lessee's faithful performance of Lessee's obligations hereunder. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default for the payment of any other sum to which Lessor may become obligated by reason of Lessee's default, or to compensate Lessor for any loss or damage which lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefor deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount then required of Lessee. If the monthly Base Rent shall, from time to time, increase

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during the term of this Lease, Lessee shall, at the time of such increase, deposit with Lessor additional money as a Security Deposit so that the total amount of the Security Deposit held by Lessor shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in paragraph 1.6 of the Basic Lease Provisions. Lessor shall not be required to keep said Security Deposit separate from its general accounts. If Lessee performs all of the Lessee's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and after Lessee has vacated the Premises. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit. Lessor shall not be required to keep the Security Deposit in an interest-bearing account, and any interest accruing shall be earned by Lessor.

     5.1 Additional Lease Security. As additional security for the performance of its obligations under this Lease, at or prior to the Commencement Date Lessee shall deliver to Lessor an Irrevocable Letter of Credit in substantially the form set forth as Exhibit F hereto in the amount of One Hundred Eighty Thousand and 00/1 00 Dollars ($180,000.00), subject to reduction of such amount by Twenty Thousand and 00/100 Dollars ($20,000.00) on each anniversary of the Commencement Date. By way of example, the Letter of Credit shall be in the amount of $180,000.00, until the first (1st) anniversary of the Commencement Date, at which time it shall be reduced to $160,000.00, until the second (2nd) anniversary of the Commencement Date, at which time it shall be reduced to $140,000.00, until the third (3rd) anniversary of the Commencement Date, at which time it shall be reduced to $120,000.00, until the fourth (4th) anniversary of the Commencement Date, at which time it shall be reduced to $100,000.00, for the duration of the Lease Term. Notwithstanding the foregoing, if Lessee becomes a publicly held company with stockholder's equity in excess of $25 million, upon submission of a financial statement by a national public accounting firm certifying thereto, this requirement shall be waived, and Lessee shall have the immediate right to cancel any such Irrevocable Letter of Credit.

6.   Permitted Use.

     6.1 Permitted Use. The Premises shall be used only for the Permitted Use set forth in the Basic Lease Information and for no other uses. Lessee shall not commit waste, overload the floors or structure of the Building Project, subject the Premises, the Building Project, or the Common Areas to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other Lessees, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Lessee shall have the right in common with other Lessees of Lessor to use the parking facilities of the Building Project. Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other Lessees in the use of parking facilities.

     6.2  Compliance with Law.

          (a) Lessor represents and warrants that, as of the Commencement Date, the building shell and core will be in compliance with the American Disabilities Act of 1990 ("ADA"). Should it be discovered that said building shell and core are not in compliance with the ADA as of the Commencement Date, Lessor shall correct the same at Lessor's sole cost and expense.

          (b) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term

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hereof, relating in any manner to the occupation and use by Lessee of the
Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Building Project. Lessee's aforesaid obligation regarding compliance with covenants and restrictions of record is subject to Lessee's receipt and reasonable approval of such covenants and restrictions; provided that Lessee shall be deemed to have approved such conditions and restrictions if it does not notify Lessor in writing of its specific objections thereto within ten (10) days of its receipt thereof.

     6.3  Condition of Premises.

          Lessor shall deliver the Premises to Lessee on the Commencement Date (unless Lessee is already in possession). Lessor represents and warrants that on the Commencement Date, the Premises will comply with all applicable laws, ordinances, rules, regulations of governmental authorities, covenants and restrictions, and will be zoned to permit general office use. Subject to, and in reliance on Lessor's representations and warranties set forth in this paragraph 6.3, Lessee acknowledges that (i) it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Building Project for the conduct of Lessee's business, and (ii) Lessee shall have a period of thirty (30) days following the Commencement Date to object to the presence of any latent defects in the portion of the Premises constructed by Lessor or under Lessor's control by notifying Lessor thereof in writing within such time period.


7.   Maintenance, Repairs, Alterations and Common Area Services.

     7.1 Lessor's Obligations. Lessor shall keep the Building Project, including the Building's exterior walls, roof, and common areas, in good condition and repair within a reasonable time after receiving notice or having actual knowledge of the need for repairs or maintenance; provided, however, Lessor shall not be obligated to paint, repair or replace wall coverings, or to repair or replace any improvements that are not ordinarily a part of the Building or are above then Building standards. Lessor shall make the repairs and replacements to maintain the Building in a condition comparable to first class office buildings. Except as provided in paragraph 9.5, there shall be no abatement of rent or liability of Lessee on account of any injury or interference with Lessee's business with respect to any improvements, alterations or repairs made by Lessor to the Building Project or any part thereof, or on account of any interruption of services or of access to the Premises, Building or Building Project; provided, however, that if the Premises are unusable by an event other than damage or destruction, condemnation or an act or omission of Lessee or Lessee's agents, contractors, invitees or employees, and if such condition persists for more than (a) ten (10) consecutive days, then Monthly Base Rent hereunder and all operating expenses and other parking costs shall be abated, on a day-by-day basis, for every day thereafter that such condition continues, and (b) ninety (90) consecutive days, then Lessee may terminate this Lease as of such ninetieth (90th) consecutive day by providing Lessor with irrevocable written notice of its election within ten (10) days thereafter. Lessee expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Premises in good order, condition and repair.

     7.2  Lessee's Obligations.

          (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible, at its sole cost and expense, for painting, repairing or replacing wall coverings, repairing and maintaining the interior of the Premises (other than equipment which is part of, and affects, the Building's overall systems, such as HVAC, which shall be Lessor's obligation) and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee's responsibility hereunder.

          (b) On the last day of the Term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, and subject to the terms and conditions of this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in good operating condition.

     7.3  Alterations and Additions.

          (a) Lessee shall not, without Lessor's prior written consent (which consent shall not be unreasonably withheld or unduly delayed) make any alterations, improvements additions, Utility Installations or repairs in, on or about the Premises, or the Building Project. As used in this paragraph 7.3 the term "Utility Installation" shall mean carpeting, window and wall coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment, but shall not include the Satellite Antenna, if any, that Lessee may install on the roof of the Building in accordance with the provisions of paragraph 2.6 hereof. At the expiration of the term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Building Project to their prior condition, at Lessee's expense; provided that Lessee shall not be required to remove alterations, improvements, additions or Utility Installations made pursuant to the terms of the Work Letter and, provided further that, with respect to alterations, improvements, additions or Utility Installations for which Lessee has requested (and was required pursuant to the terms of the Lease to request) Lessor's consent to install, Lessor shall be required to request their removal at the time Lessor grants its consent if Lessor wishes to require their removal upon the termination of the Lease. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been expressly approved by Lessor (which approval shall not be unreasonably withheld), and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one hundred fifty percent (150%) of the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work. Should Lessee make any alterations, improvements, additions or Utility Installations without the prior approval of Lessor, or use a contractor not expressly approved by Lessor, Lessor may, at any time during the term of this Lease, require that Lessee remove any part or all of the same.

          (b) Any alterations, improvements, additions or Utility Installations in or about the Premises or the Building Project that Lessee shall desire to make shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

          (c) Except for work performed by Lessor, Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Building Project, or any interest therein.

          (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. Lessee shall at all times keep the Premises, the Building and the Building Project free and clear of liens attributable in any way to a work of improvement commissioned by Lessee, or to the acts or omissions of Lessee, any of Lessee's employees, agents, or contractors, or any of their employees, agents or sub-contractors. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises, the Building or the Building Project, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount not less than one hundred fifty percent (150%) of the amount of such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Building Project free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's reasonable attorneys' fees and costs in participating in such action if Lessor shall decide it is to Lessor's best interest so to do.

          (e) All alterations, improvements, additions and Utility Installations (which do not constitute trade fixtures of Lessee), which may be made to the Premises by Lessee, including but not limited to, floor coverings, panelings, doors, drapes, built-ins, moldings, sound attenuation, and lighting and telephone or communication systems, conduit, wiring and outlets, shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Lessor and remain upon and be surrendered with the Premises at the expiration of the lease term, unless Lessor requires their removal pursuant to paragraph 7.3(a). Provided Lessee is not in default, notwithstanding the provisions of this paragraph 7.3(e), Lessee's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Building, and other than Utility Installations, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of paragraph 7.2, it being understood and agreed that Lessee shall have the right to remove the Satellite Antenna provided Lessee repairs any damage caused by its removal.

          (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

          7.4 Utility Additions. Lessor reserves the right to install new or additional utility facilities throughout the Building Project for the benefit of Lessor or Lessee, or any other lessee of the Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.   Insurance; Indemnity.

     8.1 Liability Insurance-Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Commercial General Liability insurance utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GL0404), or equivalent, in an amount of not less than $2,000,000 per occurrence of bodily injury and property damage combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor as an additional insured against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder. Lessor may only require such increased amounts of insurance if such increased amounts are then generally required by owners of comparable first-class office buildings in the Santa Monica area.

     8.2 Liability Insurance-Lessor. Lessor shall be required to maintain contractual and comprehensive general liability insurance comparable to such liability insurance required of Lessee under paragraph 8.1. Any premiums for liability insurance maintained by Lessor relating to the Premises, the Building or the Building Project shall be Operating Expenses hereunder.

     8.3 Property Insurance-Lessee. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost all-risks insurance, including without limitation fire and extended coverage insurance, with vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement costs, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

     8.4 Property Insurance-Lessor. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Building Project and improvements thereon, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable or may be required by a lender having a lien on the Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and 8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible. amounts under the applicable insurance policies shall be deemed an Operating Expense. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Building Project over what it was immediately prior to the commencement of the term of this Lease if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

     8.5 Insurance Policies. Lessee shall deliver to Lessor copies of liability insurance policies required under paragraph 8.1 or certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease.

     Each policy required to be obtained by Lessee hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than financial class X, and not less than policyholder rating A, in the most recent version of Best's Key Rating Guide, or the equivalent rating in any other comparable guide selected by Lessor (provided that, in any event, the same insurance company shall provide the coverages described in paragraphs 8.1 and 8.3 above); (b) be in form reasonably satisfactory from time to time to Lessor; (c) name Lessee as named insured thereunder and shall name Lessor and, at Lessor's request, Lessor's mortgagees and ground lessors of which Lessee has been informed in writing, as additional insureds; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Lessor and Lessor's mortgagees and ground lessors shall be primary, and any insurance carried by Lessor or Lessor's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in paragraph 8.6 below: and (g) contain an undertaking by the insurer to notify Lessor (and the mortgagees and ground lessors of Lessor who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Lessee agrees to deliver to Lessor, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Lessee takes possession of all or any part of the Premises, certified copies of each such insurance policy (or certificates from the insurance company evidencing the existence of such insurance and Lessee's compliance with the foregoing provisions of this paragraph 8). Lessee shall cause replacement policies or certificates to be delivered to Lessor not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement policies or certificates are not furnished within the time(s) specified herein, Lessee shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided herein, and Lessor shall have the right, but not the obligation, to procure such policies and certificates at Lessee's expense.

     8.6 Waiver of Subrogation. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

     8.7 Indemnity. Lessee shall indemnify and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all costs, attorneys' fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. However, notwithstanding the foregoing, Lessor shall indemnify and hold Lessee harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs to any person, property, or entity to the extent resulting from the gross negligence or willful misconduct of Lessor, its agents, contractors, employees, or invitees. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor, except to the extent such damages or claims result from the gross negligence or willful misconduct of the Lessor, its agents, contractors, employees, or invitees.

     8.8 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goads, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Building Project except to the extent such damages or claims result from the gross negligence or willful misconduct of the Lessor, its agents, contractors, employees, or invitees.

     8.9 No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

9.   Damage or Destruction.

     9.1  Definitions.

          (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

          (b) "Premises Building Partial Damage" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

          (c) "Premises Building Total Destruction" shall mean if the Building of which the Premises are a part is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

          (d) "Building Project Buildings" shall mean all of the buildings on the Building Project site.

          (e) "Building Project Buildings Total Destruction" shall mean if the Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Building Project Buildings.

          (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the damage occurring, excluding all improvements made by lessees, other than those installed by Lessor at Lessee's expense.

          (h) "Hazardous Material Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by a Hazardous Material in, on, or under the Premises.

     9.2  Premises Damage; Premises Building Partial Damage.

          (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent insurance proceeds are available and the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's fixtures, equipment or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

          (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from making any substantial use of the Premises, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

     9.3 Premises Building Total Destruction; Building Project Total Destruction. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's fixtures, equipment or tenant improvements, and this Lease shall continue in full force and effect, or
(ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage.

     9.4  Damage Near End of Term.

          (a) Subject to paragraph 9.4(b), if at any time during the last twelve (12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage.

          (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements, as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5  Abatement of Rent; Lessee's Remedies.

          (a) If, in the event of Premises Damage, Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided (1) the damage was not the result of the gross negligence or willful misconduct of Lessee, and (2) such abatement shall only be to the extent the operation of Lessee's business from the Premises is adversely affected. Except for said abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

           (b) If Lessor shall elect or shall be obligated to repair or restore the Premises or the Building under the provisions of this paragraph 9 and shall not commence such repair or restoration within ninety (90) days after such occurrence, or if Lessor shall not complete the restoration and repair within one hundred eighty (180) days after such occurrence, Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement or completion, respectively, of such repair or restoration. In such event this Lease shall terminate as of the date of such notice.

           (c) Lessee agrees to cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

     9.6 Termination-Advance Payments. Upon termination of this Lease pursuant to this paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not theretofore been applied by Lessor.

     9.7 Waiver. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  Real Property Taxes.

     10.1 Payment of Taxes. Lessor shall pay the Real Property Tax, as defined in paragraph 10.3, applicable to the Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

     10.2 Additional Improvements. Lessee shall not be responsible for paying any increase in Real Property Tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in Real Property Tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

     10.3 Definition of "Real Property Tax." As used herein, the term "Real Property Tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Building Project. The term" Real Property Tax " shall also include any tax, fee, levy, assessment or charge (I) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of" Real Property Tax," or
(ii) the nature of which was hereinabove included within the definition of" Real Property Tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Building Project or which is added to a tax or charge hereinbefore included within the definition of Real Property Tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     (a) The term "Real Property Tax" excludes (i) any income taxes, and (ii) penalties or interest for late payments except to the extent that such late payments were caused by Lessee's failure to make payments of Base Rent and/or Lessee's Share of Operating Expenses as and when due pursuant to the provisions of this Agreement.

     (b) If Lessor receives a refund of any portion of Real Estate Taxes that were included in the Operating Expenses paid by Lessee, then Lessor shall reimburse Lessee its pro rata share of the refunded taxes, less any expenses that Lessor reasonably incurred to obtain the refund.

     10.4 Joint Assessment. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5  Personal Property Taxes.

           (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

           (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.


11.  Utilities.

     11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning ("HVAC"), and janitorial service as reasonably necessary to maintain comfortable use and occupancy of the Premises given Lessee's space plan and needs, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use, and replacement light bulbs and/or florescent tubes and ballasts for standard overhead fixtures. Janitorial service shall be contracted directly by Lessee or contracted by Lessor and billed by Lessor, without mark-up or additional cost, to Lessee. Costs incurred by Lessor in providing such services shall be Operating Expenses, except for electricity, which shall be individually metered and shall be paid by Lessee as additional rent and janitorial services as contracted directly by Lessee. Lessor is aware of Lessee's above normal electrical load and HVAC requirements and will ensure the following:

           (a) There are 400 amps of three-phase current supplied to the Premises as of the Commencement Date;

           (b) As of the Commencement Date, there will be two (2) separate dedicated 5-ton HVAC units connected to the Premises which are separately metered;

           (c) All electricity (including electricity used to operate the HVAC unit) supplied to the Premises is submetered exclusively to the Premises; and

           (d) Lessor will assure that there are conduits to the Premises sufficient to handle fiber and accommodate two (2) separate T-1 lines (one for data and one for telephone). Lessor represents and warrants that Lessee shall have the right to contract with such carriers or service providers as Lessee may, in its sole discretion, choose for the installation and use of these lines.

     The costs of providing the items in (b) shall be paid for from the Tenant Improvement Allowance, provided however, that such costs shall be the responsibility of Lessee if the Tenant Improvement Allowance has been depleted.

     11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If any such services are not separately metered to the Premises, Lessee shall pay at Lessor's option, either Lessee's Share or a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises in the Building.

     11.3  Hours of Service. Any utilities provided by Lessor pursuant to
Section 11.1 shall be provided 24 hours per day, seven (7) days per week. Any services provided by Lessor pursuant to Section 11.1 (exclusive of janitorial services which shall be contracted directly by Lessee, or contracted by Lessor and billed by Lessor to Lessee) shall be provided from 8:00 a.m. to 6:00 p.m., Monday through Friday (excluding generally observed national, state or local holidays). Services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

     11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security services, over standard office usage for the Building Project; provided that Lessee shall be entitled to make connections necessary for excess usage if it does so at its own cost and expense, in compliance with all laws and regulations and without detriment to the Leased Premises or the balance of the Building Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at its own expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

     11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service, except when the cause thereof was within Lessor's control; provided, however, that if the Premises are rendered unusable by an event other than damage or destruction, condemnation or an act or omission of Lessee or Lessee's agents, contractors, invitees or employees, and if such condition persists for more than (a) ten (10) consecutive days, then Monthly Base Rent hereunder (but not other rent hereunder) shall be abated, on a day-by-day basis, for every day thereafter that such condition continues, and (b) ninety (90) consecutive days, then Lessee may terminate this Lease as of such ninetieth (90th) consecutive day by providing Lessor with irrevocable written notice of its election within ten (10) days thereafter.

12.  Assignment and Subletting.

     12.1 Lessor's Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which cannot be unreasonably withheld. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a material default and breach of this Lease without the need for notice to Lessee under paragraph 13.1. Neither the use by, nor the subletting to, any majority owned or controlled (whether directly or indirectly) subsidiary or Affiliate of Lessee of all or a portion of the Premises shall be deemed to be an assignment or subletting. An "Affiliate" is defined as an entity controlled by, controlling, or under common control with Lessee, or an entity resulting from merger, consolidation, or asset acquisition.

     12.2  Terms and Conditions Applicable to Assignment and Subletting.

           (a) No assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder, including the payment of Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

           (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment without being deemed to have consented thereto.

           (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

           (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said Guarantor give their written consent to such sublease and the terms thereof.

           (e) The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

           (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any Guarantor or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

           (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

           (h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

     12.3 Additional Terms and Conditions Applicable to Subletting/Assignment. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting (and in the case of subparagraph (f), assignment) by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

           (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor, except when Lessor's consent is not required, as outlined in paragraph 12.1 above. In entering into any sublease, Lessee shall use only such form of sublease as is satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

           (c) In the event Lessee shall default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or Security Deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

           (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

           (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessee shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

           (f) Notwithstanding anything to the contrary in the foregoing, fifty percent (50%) of any rent or other economic consideration received by Lessee as a result of an assignment or subletting Lease to an entity that is not an Affiliate of Lessee resulting in thirty (30%) percent or more of the Premises occupied by an entity other than Lessee, as defined in paragraph 12.1 above, which exceeds, in the aggregate, (i) the total rent which Lessee is obligated to pay to Lessor under the Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any reasonable and customary brokerage commissions (not to exceed five percent (5%) of base rent payable under the assignment or sublease), and attorneys' fees (not to exceed $750 per assignment or subletting), and reasonable, customary and necessary tenant improvement costs actually paid by Lessee in connection with such assignment or subletting, shall be paid to Lessor within ten (10) days after receipt thereof as additional rent hereunder, without altering or reducing any other obligations of Lessee hereunder.

     12.4 Lessor's Expenses. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including without limitation attorneys', architects', engineers' and other consultants' fees.

     12.5 Conditions to Consent. With respect to transfers for which Lessor's approval is required pursuant to this paragraph 12, Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises of a quality substantially equal to that of Lessee and consistent with the general character of the other occupants of the Building Project and not in violation of any exclusives or rights then held by other lessees, and (b) the proposed assignee or sublessee be at least as financially responsible as Lessee was expected to be at the time of the execution of this Lease or of such assignment or subletting, whichever is greater.

13.  Default; Remedies.

     13.1 Default. The occurrence of any one or more of the following events shall constitute a material default of this Lease by Lessee:

           (a) The vacation or abandonment of the Premises by Lessee. Vacation of the Premises shall include the failure to occupy the Premises for a continuous period of ninety (90) days or more, whether or not the rent is paid, unless Lessee has sublet or assigned the Premises.

           (b) The breach by Lessee of any of the covenants, conditions or provisions of paragraphs 13.1(a) (vacation or abandonment), 13.1(e) (insolvency), 13.1(f) (false statement), 16(a) (estoppel certificate), 30.3 (subordination/self-operating), 33 (auctions), or 41.1 (easements), all of which are hereby deemed to be material, non-curable defaults without the necessity of any notice by Lessor to Lessee thereof; the breach by Lessee of any of the covenants, conditions or provisions of paragraphs 7.3(a), (b) or (d) (alterations) or 12.1 (assignment or subletting), where such breach shall continue for a period of fifteen (15) days after written notice thereof from Lessor to Lessee.

           (c) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Lessor to Lessee.

           (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee other than those referenced in subparagraphs (b) and (c), above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty
(30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable Unlawful Detainer statutes.

           (e) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C. (S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety
(90) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

           (f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or its successor in interest or by any guarantor of Lessee's obligation hereunder, was materially false.

     13.2  Lessor's Remedies.

           (a) Termination. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonable avoided; plus

               (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: "Unreimbursed Leasehold Improvement and Rental Abatement Costs" (as defined below); attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of damage caused by such removal) and storage (or disposal) of Lessee's personal property, equipment, fixtures, Lessee's alterations, additions, leasehold improvements and any other items which Lessee is required under this Lease to remove but does not remove. As used herein, the term "Unreimbursed Leasehold Improvement and Rental Abatement Costs" shall mean the product when multiplying (i) the sum of any leasehold improvement allowance plus any other costs provided, paid or incurred by Lessor in connection with the design and construction of the initial leasehold improvements installed in the Premises on or prior to the Commencement Date pursuant to the Work Letter, together with the amount, if any, of Abated Rent provided for in Paragraph 4.1 hereof, by (ii) the fraction, the numerator of which is the number of months of the term of this Lease not yet elapsed as of the date on which this Lease is terminated (excluding any unexercised renewal options), and the denominator of which is the total number of months of the term of this Lease (excluding any unsecured renewal options). For example, if the total costs paid or incurred by Lessor with respect to the initial leasehold improvements, plus the amount of Abated Rent, was $100,000.00, the Lease term was sixty (60) months, and the Lease was terminated by reason of Lessee's default at the end of twelve (12) months, the Unreimbursed Leasehold Improvement and Rental Abatement Costs would be equal to $80,000.00 (i.e., $80,000.00 equals $100,000.00 x 48/60).

           As used in subparagraphs (i) and (ii), above, the "worth at the time of award" is computed by allowing interest at the maximum interest rate which Lessor is permitted by law to charge to Lessee (the "Lease Rate"). As used in subparagraph (iii), above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

           (b) Re-Entry Rights. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Lessor pursuant to this paragraph 13.2(b), and no acceptance of surrender of the Premises or other action on Lessor's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction.

           (c) Continuation of Lease. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall have the right to continue this Lease in full force and effect, whether or not Lessee shall have abandoned the Premises. The foregoing remedy shall also be available to Lessor pursuant to California Civil Code
Section 1951.4 and any successor statute thereof in the event Lessee has abandoned the Premises. In the event Lessor elects to continue this Lease in full force and effect pursuant to this paragraph 13.2(c), then Lessor shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Lessor's election not to terminate this Lease pursuant to this paragraph 13.2(c) or pursuant to any other provision of this Le~Lease, at law or in equity, shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

           (d) Rights and Remedies Cumulative. All rights, options and remedies of Lessor contained in this paragraph 13.2 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this paragraph 13.2 shall be deemed to limit or otherwise affect Lessee's indemnification of Lessor pursuant to any provision of this Lease.

     13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Building Project. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to ten (10%) percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Building Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Building Project are taken by such condemnation as would substantially and adversely affect the operation and profitability of Lessee's business conducted from the Premises, Lessee shall have the option, to be exercised only in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Building Project. Any award for the taking of all or any part of the Premises or the Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be. made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any separate award for loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee. For that purpose the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15.  Broker's Fee.

     (a) The brokers involved in this transaction are Lee & Associates as "dual agent", (collectively "Brokers"). Lessor shall pay to said brokers a fee as set forth in a separate agreement between Lessor and said broker for brokerage services rendered by said broker to Lessor in this transaction. The fee paid by Lessor shall constitute full satisfaction of amounts claimed by Lee & Associates.

     (b) Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Each listing broker shall be a third party beneficiary of the provisions of this paragraph 15 to the extent of their interest in any commission arising under this Lease and may enforce that right directly against Lessor; provided, however, that all brokers having a right to any part of such total commission shall be a necessary party to any suit with respect thereto.

     (c) Lessee and Lessor each represents and warrants to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16.  Estoppel Certificate.

     (a) Each party (as "Responding Party") shall at any time, upon not less than ten (10) days' prior written notice from the other party ("Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the Responding Party's knowledge, any uncured defaults on the part of the Requesting Party, or specifying such defaults if any are claimed, and (iii) in the case of Lessee, certify as to such other matters as may be requested by Lessor or by a prospective purchaser or encumbrancer of all or any part of the Building Project. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Building Project or of the business of Lessee.

     (b) At the Requesting Party's option, the failure to deliver such statement within such time shall be a material default of this Lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance, and (iv) if Lessor is the Requesting Party, there are no remaining obligations of the Requesting Party under this Lease yet to be performed.

17. Lessor's Liability. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Lessee's interest in a ground lease of the

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

Building Project, and, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as to Lessor's obligations that accrue after a transfer of Lessor's interest, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee, and that the purchaser of Lessor's interest assumes (by operation of law or otherwise) Lessor's remaining obligations under this Lease. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. Interest on Past-due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. Time of Essence. Time is of the essence with respect to the obligations to be performed under this Lease.

21. Additional Rent. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22. Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23. Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee. A copy of all notices required or permitted to be given to Lessee hereunder shall be concurrently transmitted to Davis Wright Tremaine LLP, Los Angeles, California, Attention: Marc E. Jacobowitz, Esq., at such address as will be provided to Lessor.

24. Waivers. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the rent payable shall be one hundred twenty-five percent (125%) of the Base Rent in effect for the last month of the Term of this Lease for the first two (2) months of such holdover, one hundred fifty percent (150%) of the Base Rent in effect for the last month of the Term of this Lease for the third (3rd) and fourth (4th) months of such holdover, and two hundred percent (200%) of the Base Rent in effect for the last month of the Term of this Lease thereafter, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. Each provision of this Lease performable by Lessee and Lessor shall be deemed both a covenant and a condition.

29. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California applicable to contracts to be wholly performed within such State.

30.  Subordination.

     30.1 Mortgages and Deeds of Trust. Subject to paragraph 30.2, this Lease is subordinate to prior or subsequent mortgages or deeds of trust covering this Building.

     30.2  Foreclosures. If any mortgage or deed of trust is foreclosed, then:

           (a)  This Lease shall continue;

           (b) Lessee's quiet possession shall not be disturbed if Lessee is not in Default;

           (c) Lessee will attorn to and recognize the mortgagee or purchaser at foreclosure sale ("Successor Lessor") as Lessee's landlord for the remaining Term; and

           (d) The Successor Lessor shall not be bound by:

               (i) any payment of Base Rent or additional rent for more than one month in advance, except the Security Deposit and free rent, if any, specified in the Lease;

               (ii) any amendment, modification, or ending of this Lease without Successor Lessor's consent after the Successor Lessor's name is given to Lessee unless the amendment, modification, or ending is specifically authorized by the original Lease and does not require Lessor's prior agreement or consent; and

               (iii)  any liability for any act or omission of a prior lessor.

     30.3 Self-Operating. Paragraph 30 is self-operating. However, Lessee shall promptly execute and deliver any documents needed to confirm this arrangement. Lessee's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder without further notice to Lessee.

31.  Attorneys' Fees.

     31.1 If either party or the broker(s) named herein bring an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, trial or appeal thereon, shall be entitled to his reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment. The provisions of this paragraph shall inure to the benefit of the broker named herein who seeks to enforce a right hereunder.

     31.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

     31.3 Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32.  Lessor's Access.

     32.1 Lessor and Lessor's agents shall have the right to enter the Premises at reasonable times with 24 hours prior notice, except in case of emergency) for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees (provided that the interior of the Premises will not be shown to prospective lessees until no more than 90 days remain in the scheduled term of the Lease), taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Lessor may at any time place on or about the Building (but not in the interior of the Premises) any ordinary "For Sale" signs and Lessor may at any time during the last 90 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

     32.2 All activities of Lessor pursuant to this paragraph shall be without abatement of rent, nor shall Lessor have any liability to Lessee for the same.

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

     32.3 Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee's property or business in connection therewith.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34. Signs. Lessee, at Lessee's sole cost and expense, shall have right to install a sign adjacent to the main entry door, in a size and location to be mutual agreed upon between Lessee and Lessor. Lessor shall have the right to approve the fabrication and attachment details of any lessee signage, with such approval not to be unreasonably withheld, conditioned or delayed.

     34.1 Lessee shall have the right to place the firm's name, the name of each of Lessee's professionals and other employees and the name(s) of any subtenants on the building's directory board in the lobby of the building.

     34.2 Lessee shall not place any sign upon the Premises or the Office Building Project without Lessor's prior written consent. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project.

35. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. Consents. Except for paragraphs 33 (auctions) and 34 (signs) hereof, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld or delayed.

37. Guarantor. In the event that there is a guarantor of this Lease, as named in Section 1.12 hereof, said guarantor shall have the same obligations as Lessee under this Lease, and shall execute a guaranty in the form and substance of Exhibit E attached hereto, contemporaneous with Lessee's execution of this Lease.

38. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Building Project.

39.  Options.

     39.1 Definition. As used in this paragraph the work "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Building Project or other property of Lessor or the right of first offer to lease other space within the Building Project or other property of Lessor; (3) the right or option to purchase the Premises or the Building Project, or the right of first refusal to purchase the Premises or the Building Project or the right or first offer to purchase the Premises or the Building Project, or the right or option to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor or the right of first offer to purchase other property of Lessor.

     39.2 Options Personal. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee while occupying the Premises who does so without the intent of thereafter assigning this Lease or subletting the Premises or any portion thereof, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee, except to an assignee which is a majority-owned Affiliate or a New Owner. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

     39.3 Multiple Options. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

     39.4  Effect of Default on Options.

           (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to paragraph 13.1(c) or 13.1(d) and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, or (iii) in the event that Lessor has given to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), whether or not the defaults are cured, during the 12-month period of time immediately prior to the time that Lessee attempts to exercise the subject Option, (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants or conditions of this Lease.

           (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

           (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force of effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, (iii) Lessor gives to Lessee three or more notices of default under paragraph 13.1(c),

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

or paragraph 13.1(d), whether or not the defaults are cured, or (iv) if Lessee has committed any non-curable breach, including without limitation those described in paragraph 13.1(b), or is otherwise in default of any of the terms, covenants and conditions of this Lease.

     39.5  Option to Renew/Fair Market Rental Rate

           (a) Provided that an Event of Default by Lessee is not then in existence under the Lease, either at the time of the exercise of the Options set forth herein or at the time of the commencement of the Extension Periods hereunder, Lessee may elect to extend the Term of this Lease ("Extension Option") for all of the Premises for one (1) additional period of five (5) years (the "Extension Period"), by delivering to Lessor not later than six (6) months nor sooner than nine (9) months before the end of the initial Term of this Lease a written notice (the "Option Notice") of such election. The Extension Period shall commence on the day immediately following the last day of the Term and shall be subject to all the terms and conditions of this Lease except that the amount of the Letter of Credit shall be reviewed based on Lessee's then current financial condition and the rent for the Extension Period shall be determined as provided below.

           (b) The Extension Options set forth herein are personal to Lessee and any Affiliate of Lessee.

           (c)   The Base Rent for the Extension Period shall be the greater of
a) three and one-half (3.5%) over the then current rental rate, and b) 98% of Fair Market Rental Rate (as hereinafter defined) as of the commencement of the Extension Period, as long as no broker represents Lessee in the transaction.

           (d) For purposes of the Lease, the term "Fair Market Rental Rate" shall mean the annual amount per rentable square foot that Lessor has accepted in current transactions between parties of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time ("Comparable Transactions") in the Building, or if there are not a sufficient number of Comparable Transactions in the Building, what a comparable landlord of a Comparable Building with comparable vacancy factors would accept in Comparable Transactions. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause (e.g., whether increases in additional rent are determined on a net or gross basis, and if gross, whether such increases are determined according to a base year or a base dollar amount expense stop), the extent of Lessee's liability under the Lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the Commencement Date as to the space in question, length of the lease term, size and location of premises being leased, building standard work letter and/or other generally applicable conditions of tenancy (other than Tenant Improvement Allowances) for such Comparable Transactions. The intent is that Lessee will obtain the same rent and other economic benefits that Lessor would otherwise give in Comparable Transactions and that Lessor will make, and receive the same economic payments and concessions that Lessor would otherwise make, and receive in Comparable Transactions.

     Lessor shall determine the Fair Market Rental Rate by using its good faith judgment. Lessor shall provide written notice of such amount within seven (7) days (but in no event later than ten (10) days after Lessee provides the notice to Lessor of its interest in exercising Lessee's option rights which require a calculation of the Fair Market Rental Rate). Lessee shall have twelve (12) days ("Lessee's Review Period") after receipt of Lessor's notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Lessee objects, Lessor and Lessee shall attempt to agree upon such Fair Market Rental Rate using their best good faith efforts. If Lessor and Lessee fail to reach agreement within twelve (12) days

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

following Lessee's Review ("Outside Agreement Date"), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Subsections (a) through (e) below. Failure of Lessee to so elect in writing within Lessee's Review Period shall conclusively be deemed its rejection of the Fair Market Rental Rate determined by Lessor.

     In the event that Lessor fails to timely generate the initial written notice of Lessor's opinion of the Fair Market Rental Rate which triggers the negotiation period of this Lease, then Lessee may commence such negotiations by providing the initial notice, in which event Lessor shall have fifteen (15) days ("Lessor's Review Period") after receipt of Lessee's notice of the new rental within which to accept such rental. In the event Lessor fails to accept in writing such rental proposed by Lessee, then such proposal shall be deemed rejected, and Lessor and Lessee shall attempt in good faith to agree upon such Fair Market Rental Rate using their best good faith efforts. If Lessor and Lessee fail to reach agreement within fifteen (15) days following Lessor's Review Period (which shall be, in such event, the "Outside Agreement Date" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with Subsections (a) through (e) below.

           (a) Lessor and Lessee shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Lessor and Lessee do not mutually agree upon the Fair Market Rental Rate within five (5) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Lessee shall decide whether or not to exercise its option based on a rental rate determined by an independent arbitrator.

           (b) Should Lessee thereupon provide Lessor written notice exercising its option pending decision on rental rate by an independent arbitrator, Lessor and Lessee shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the vicinity of the Building. Neither Lessor nor Lessee shall consult with such broker or lawyer as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Lessor's or Lessee's submitted Fair Market Rental Rate for the Premises is the closest to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Lease. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Lessor or Lessee may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Fair Market Rental Rate ("FMRR Data") and the other party may submit a reply in writing within five (5) business days after receipt of such FMRR Data.

           (c) The arbitrator shall, within fifteen (15) days of his or her appointment, reach a decision as to whether the parties shall use Lessor's or Lessee's submitted Fair Market Rental Rate, and shall notify Lessor and Lessee of such determination.

           (d) The decision of the arbitrator shall be binding upon Lessor and Lessee, except as provided below.

           (e) If Lessor and Lessee fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Los Angeles Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

           (f) The cost of arbitration shall be paid by Lessor and Lessee equally.

40.  Security Measures - Lessor's Reservations.

     40.1 Lessee hereby acknowledges that Lessor shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Building Project. Lessee assumes all responsibility for the protection of Lessee, its agents, and invitees and the property of Lessee and of Lessee's agents and invitees from acts of third parties. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing security protection for the Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(b).

     40.2 Without limiting its rights at law or elsewhere under this Lease, Lessor shall have the following rights:

           (a) To change the name, address or title of the Building Project or building in which the Premises are located upon not less than 90 days' prior written notice;

           (b) To, at Lessee's expense, provide and install Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate;

           (c) To permit any lessee the exclusive right to conduct any business as long as such exclusive does not conflict with any rights expressly given herein;

           (d) To place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Building Project or on pole signs in the Common Areas.

     40.3  Lessee shall not:

           (a) Use a representation (photographic or otherwise) of the Building or the Building Project or their name(s) in connection with Lessee's business;

           (b) Allow anyone, except in emergency, to go upon the roof of the Building unless in connection with use of the roof for a Satellite Antenna pursuant to paragraph 2.6.

41.  Easements.

     41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material default of this Lease by Lessee without the need for further notice to Lessee.

     41.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42. Lessor's Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Lessee under this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement or offset of rent. If Lessee shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) then, notwithstanding anything to the contrary provided elsewhere herein, after Lessee's receipt of written notice thereof from Lessor, Lessor may, without waiving or releasing Lessee from any of Lessee's obligations, make such payment or perform such other act on behalf of Lessee. All sums so paid by Lessor and all necessary incidental costs incurred by Lessor in performing such other acts, together with interest at the Lease Rate, shall be payable by Lessee to Lessor within five (5) days after demand therefor as additional rent. The foregoing rights are in addition to any and all remedies available to Lessor upon Lessee's default as described in paragraph 13.2.

43. Limitation on Lessor's Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Lessor under this Lease (including any actual or alleged breach or default by Lessor) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Lessor or Lessor's partners, and Lessee shall not seek recourse against the individual partners, directors, officers or shareholders of Lessor or Lessor's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Lessee and notwithstanding anything contained in this Lease to the contrary, Lessee hereby covenants and agrees for itself and all of its successor and assigns that the liability of Lessor for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Lessor), shall be limited solely to, and Lessee's and its successors' and assigns' sole and exclusive remedy shall be against, Lessor's interest in the Building Project and proceeds therefrom, and no other assets of Lessor.

44.  Toxic Materials.

           (a)   Definitions.

           For purposes of this paragraph 44, "Hazardous Material" shall mean any substance:

                 (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or

                 (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and or the Resource Conservation and-Recovery Act (42 U.S.C. section 6901 et seq.); or

                 (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

                 (iv) the presence of which on the Premises, Building or Building Project causes or threatens to cause a nuisance upon the Premises, Building or Building Project or to adjacent properties or poses or threatens to pose a hazard to the Premises, Building or Building Project or to the health or safety of persons on or about the Premises, Building or Building Project; or

                 (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

                 (vi) without limitation which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation; or

                 (vii) which is or becomes defined as "medical waste" under the Medical Waste Management Act (Health & Safety Code Sections 25015-25099.3).

           For purposes of this paragraph 44, "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:

                 (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and

                 (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

           For purposes of this paragraph 44, "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence on or after the date upon which Lessee takes possession of the Premises (the "Possession Date") of "Hazardous Material" upon, about, beneath the Premises, Building or Building Project or migrating or threatening to migrate to or from the Premises, Building or Building Project or the existence of a violation of "Environmental Requirements" pertaining to the Premises, Building or Building Project, regardless of whether the existence of such "Hazardous Material" or the violation of "Environmental Requirements" arose prior to the present ownership or operation of the Premises, Building or Building Project, and including without limitation:

                 (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, Building or Building Project, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Lessee, with respect to which Lessee waives any immunity to which it may be entitled under any industrial or worker's compensation laws;

                 (ii) fees incurred for the service of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such "Hazardous Materials" or violation of "Environmental Requirements" including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision or reasonably necessary to make full economic use of the Premises, Building or Building Project or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Lease or collection of any sums due hereunder;

                 (iii) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein; and

                 (iv) diminution in the value of the Premises, Building or Building Project, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises, Building or Building Project.

           (b)   Lessee's Obligations.

           Lessee, at its sole cost and expense, shall comply with all Environmental Requirements relating to the storage, use and disposal of all Hazardous Materials, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as the same may be amended from time to time. If Lessee does store, use or dispose of any Hazardous Materials, Lessee shall notify Lessor in writing at least ten (10) days prior to the first appearance of such materials on the Premises, Building or Building Project, and Lessor shall have the right to disapprove of Lessee's use thereof on the Premises (provided that Lessor's failure to disapprove thereof shall not constitute Lessor's approval thereof or excuse Lessee from complying with the terms of this paragraph 45), and Lessee's failure to so notify Lessor shall constitute a default under this Lease. Lessee shall be solely responsible for and shall protect, defend, indemnify, and hold Lessor, its agents and contractors harmless from and against all Environmental Damages arising out of or in connection with the storage, use and disposal of Hazardous Materials by Lessee, its officers, employees, agents, representatives, servants, sublessees, concessionaires, licensees, contractors, invitees or permittees. If the presence of Hazardous Materials on the Premises, Building or Building Project caused or permitted by Lessee results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Lessee shall, at its sole cost and expense, promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises, Building or Building Project. If at any time prior to the expiration of the Lease term, Lessor shall reach a reasonable good faith determination that Lessee or its officers, employees, agents, representatives, servants, sublessees, concessionaires, Licensees, contractors, invitees or permittees have at any time violated any Environmental Requirements, discharged any Hazardous Material onto the Premises, Building or Building Project, or surrounding areas or otherwise subjected Lessor or the Building Project to liability for Environmental Damages, then Lessor shall have the right to require Lessee to conduct appropriate tests of water and soil and to deliver to Lessor the result of such tests to demonstrate that no contamination in excess of legally permitted levels has occurred as a result of Lessee's use of the Premises, Building or Building Project. If the presence of Hazardous Materials on the Premises, Building or Building Project is caused or permitted by Lessee or its officers, employees, agents, representatives, servants, sublessees, concessionaires, licensees, contractors, invitees or permittees such that Lessor or Lessee becomes obligated to conduct the necessary clean-up of such contamination as required above, then, Lessee shall further be solely responsible for, and shall protect, defend, indemnify and hold Lessor, its agents and contractors harmless from and against all claims, costs and liabilities, including actual attorneys' fees, expert witness fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises, Building or Building Project and any other property of whatever nature to conditions which existed prior to Lessee's use thereof and which are within acceptable levels according to all Environmental Requirements or any other Federal, State or local governmental requirements. Lessee's obligations hereunder shall survive the termination of this Lease.

45. Authority. If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

46. Conflict. Any conflict between the printed provisions, Exhibits or Addenda of this Lease and the computer-generated, typewritten or handwritten provisions, if any, shall be controlled by the computer-generated, typewritten or handwritten provisions.

47. No Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed by both parties.

48. Lender Modification. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Building Project, provided that the term and net rental hereunder shall not be affected thereby.

49. Multiple Parties. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

50. Work Letter. This Lease is supplemented by that certain Work Letter of even date executed by Lessor and Lessee attached hereto as Exhibit C and incorporated herein by this reference.

51. Attachments. Attached hereto are the following documents which constitute a part of this Lease:

Exhibit A:       Description of the Premises

Exhibit B:       Rules and Regulations

Exhibit C:       Work Letter

Exhibit C-1:     Lessee's Space Plans and Specifications

Exhibit D:       Specifications for Satellite Antenna

Exhibit E:       Letter of Credit

Exhibit F:       Satellite Antenna Placement

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.


LESSOR                                              LESSEE
DOWNTOWN ENTERTAINMENT ASSOCIATES,                  ENCODING.COM, INC.
a California limited partnership                    a Delaware corporation


    /s/ Steaven K. Jones                               /s/ Larry Culver
By________________________________________          By_____________________________________________
Steaven K. Jones                                    Larry Culver
General Partner                                     Chief Financial Officer
Steaven Jones Family Limited Partnership II         encoding.com

Executed at                                         Executed at
                                                       Kirkland, WA
__________________________________________          _______________________________________________

on________________________________________          on_____________________________________________

Address:                                            Address:

__________________________________________          414 Olive Way, Suite 300

__________________________________________          Seattle, Washington 98101

__________________________________________          _______________________________________________

                                   EXHIBIT A

                          Description of the Premises

                                   EXHIBIT B

                           RULES AND REGULATIONS FOR

                             STANDARD OFFICE LEASE

Dated: November 9, 1999

By and Between DOWNTOWN ENTERTAINMENT ASSOCIATES, as Lessor,
           and ENCODING.COM, INC., A Delaware corporation, as Lessee


              GENERAL RULES -- IN ALL CASES, CONTRARY PROVISIONS
                  IN THE LEASE SHALL GOVERN OVER INCONSISTENT
                   PROVISIONS IN THESE RULES AND REGULATIONS

     1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

     2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Building Project and its occupants.

     3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Building Project

     4. Lessee shall not keep animals or birds within the Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

     5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

     6. Except as is specifically permitted by the terms of the Lease, no sign, advertisement of notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Lessor's prior written consent. Lessor shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Lessee, and Lessor shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by Lessor or by a person selected by Lessor and in a manner and style acceptable to Lessor.

     7. The sidewalks, halls, passages, exits, entrances, elevators and stairways and other portions of the common areas shall not be obstructed by Lessee or used for any purpose other than for ingress and egress from Lessee's Premises.

     8. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     9. Lessee shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises nor shall Lessee suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Building Project.

     10. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. The times and manner of moving the same in and out of the Building shall be prescribed by Lessor, and all such moving must be done under the supervision of Lessor. Lessor may exclude from the Building any such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any provisions of the Lease of which these rules and regulations are a part. Lessee shall not use any machinery or other bulky articles on the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor in the floors or walls, or which by its weight might injure the floor of the Building. Safes or other heavy equipment shall, as considered necessary by Lessor, stand on a platform of such thickness as is necessary to properly distribute the weight.


     11. Lessee shall not use or keep in the Premises, Building or Building Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Lessor.

     12. Lessee shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Lessor.

     13. Lessee shall cooperate with Lessor in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Lessee shall not obstruct, alter, or in any way impair the efficient operation of Lessor's heating, ventilating and air-conditioning system. Lessee shall not tamper with or change the setting of any thermostats or control valves.

     14. The Premises shall not be used for manufacturing or for the storage of merchandise. Lessee shall not, without Lessor's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

     15. Lessee shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building, the Building Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

     16. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any lessee in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items, and the use of a microwave for reheating items and cooking popcorn and the like, for lessees, their employees and visitors shall be permitted. No lessee shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

     17. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any lessee, nor shall any bottles, parcels or other articles be placed on the windowsills.

     18. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any lessee, nor shall any changes be made in existing locks or the mechanisms thereof unless Lessor is first notified thereof, gives written approval, and is furnished a key therefor. Each lessee must, upon the termination of its tenancy, give the Lessor all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such lessee, and in the event of the loss of any keys so furnished, such lessee shall pay Lessor the cost of replacing the same or of changing the lock or locks opened by such key if Lessor shall deem it necessary to make such change.

     19. Lessor shall have the right to prohibit any advertising by any lessee which, in Lessor's opinion, tends to impair the reputation of the Building or the Building Project or its desirability as an office building and upon written notice from Lessor any lessee shall refrain from and discontinue such advertising.

     20. Any person employed by any lessee to do janitorial work shall, while in the Building or the Building Project and outside of the Premises, be subject to and under the control and direction of the office of the Building Project (but not as an agent or servant of Lessor, and the lessee shall be responsible for all acts of such persons).

     21. No air conditioning unit or other similar apparatus shall be installed or used by any lessee without the prior written consent of Lessor. Lessee shall pay the cost of all electricity used for air conditioning in the Premises if such electrical consumption exceeds normal office requirements or is attributable to after hours use, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

     22. There shall not be used in any space, or in the public halls of the Building, either by any lessee or others, any hand trucks except those equipped with rubber tires and side guards.

     23. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent and/or of a quality, type, design and bulb color approved by Lessor.

     24. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

     25. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Building Project.

     26. Furniture, significant freight and equipment shall be moved into or out of the Building only with Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Building Project arising from any such activity.

     27. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

     28. Lessor reserves the right to close and lock the Building on Saturdays, Sundays and legal holidays, and on other days between the hours of 8 P.M. and
6.30 A.M. of the following day, or such other hours as Lessor may determine. If Lessee uses the Premises during such periods (which shall require advance written notice to Lessor and Lessor's prior written consent), Lessee shall be responsible for securely locking any doors it may have opened for entry and shall be required to pay such fee for services as may be charged by Lessor to other tenants of the Building.

     29. No window coverings, shades or awnings shall be installed or used by Lessee.

     30.  No Lessee, employee or invitee shall go upon the roof of the Building.

     31. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

     32. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

     33. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

     34.  The Premises shall not be used for lodging or manufacturing.

     35. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

     36. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

     37. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

     38. Lessor reserves the right to make such other reasonable non-discriminatory rules and regulations, not in conflict with Lessee's rights and obligations under the Lease, as it may from time to time deem necessary for the appropriate operation and safety of the Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

     39. All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.

     40. The requirements of lessees will be attended to only upon application to the Office of the Building.

     41. Canvassing, soliciting and peddling in the Building are prohibited and each lessee shall cooperate to prevent the same.

                                 PARKING RULES

     1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

     2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

     3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges.

Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

     4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

     5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite locations(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.

     6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

     7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

     8. Validation, if established, will be permissable only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

     9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

     10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

     11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

     12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

     13. Lessor or its agent may tow or otherwise remove any vehicles which are parked illegally in the parking areas, which are parked in the parking areas for more than seventy-two (72) consecutive hours without Lessor's prior written consent or which constitute a nuisance or annoyance to other users of the Building Project or parking areas. Such towing shall be at the sole cost and expense of the lessee which is in any way responsible for the presence of such vehicle in the parking area (for example, if the vehicle is parked by any particular lessee's invitee, customer or employer, such lessee shall be responsible for the cost of towing such vehicle).

                                   EXHIBIT C

                     WORK LETTER TO STANDARD OFFICE LEASE

Dated: November 9, 1999

By and Between: DOWNTOWN ENTERTAINMENT ASSOCIATES, as Lessor, and ENCODING.COM, INC. a Delaware corporation, as Lessee

1. The Premises shall be constructed by Lessor, with Lessor's contribution of a Tenant Improvement Allowance, as outlined below.

2.     Completion of Tenant Improvements.

       Lessor shall construct and complete the Premises substantially in accordance with the plans and specifications prepared by Lessor's space planner, attached hereto as Exhibit C-1 (the "Tenant Improvements"). The parties hereto covenant and agree that, in lieu of the rent abatement provided in Section 4.4 hereof, Lessee may elect, no later than two (2) weeks following the date of Substantial Completion, to expend any unused Tenant Improvement Allowance on additional improvements to the Premises. If Lessee makes such election, Lessee shall be responsible for making such improvements and shall submit receipts or other proof of the expenditures for such improvements to Lessor. Lessor shall, no later than thirty (30) days following its receipt of such proof reimburse Lessee for the same up to the aggregate amount of any unused Tenant Improvement Allowance.

3.     Preparation of Plans and Specifications

       Lessor has contracted directly with a space planner to prepare space plans for the Tenant Improvements. All space planning costs (including but not limited to working drawings, engineering plan costs and permit fees) shall be part of the Tenant Improvement Allowance outlined below. Said space planning costs shall not exceed $4,000.00 (Four Thousand Dollars).

4.     Construction.

       Lessor shall contribute a Tenant Improvement Allowance of Ninety Seven Thousand Three Hundred Ten and 92/100 Dollars ($97,310.92), or $25 per usable square foot, toward the cost of the Tenant Improvements. Lessor shall have the right to use any portion of the Tenant Improvement Allowance for the hard cost of tenant improvements. Space planning and design, construction fee, built-in furniture and telecommunications/computer cabling shall not exceed Twenty Thousand dollars ($20,000.00). If Lessee makes any changes to the plans and specifications, Lessee shall be responsible for any and all costs exceeding the Tenant Improvement Allowance. Upon receipt of Lessee's request to change said plans and specifications, Lessee must submit a signed change order and the total cost of the change (in excess of the Tenant Improvement Allowance) to Lessor. Lessor's contractor will submit bi-weekly draws to Lessor. Upon Lessee's approval, Lessor will pay the draw, less a ten (10%) percent reserve until the lien period has expired, out of the Tenant Improvement Allowance within fourteen working days, based on the percentage of the Tenant Improvements completed. Lessor will pay Lessor's contractor the remaining reserve funds upon expiration of the lien period. Lessee shall not be entitled to receive, as a cash payment, credit against rent or otherwise, any portion of the Tenant Improvement Allowance not actually expended for the cost of the Tenant Improvements.

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     Lessor shall construct said Tenant Improvements in a good and workmanlike manner of good and sufficient materials and in accordance with said approved final plans and specifications, a building permit from the City of Santa Monica, and all applicable rules, regulations, laws or ordinances.

     As Lessor is engaged as project manager, Lessor shall charge a $1 per usable square foot fee for the supervision and/or overhead associated with the Tenant Improvements.

     Lessor shall cause Lessor's contractor(s) to provide with certificate(s) of insurance showing an insurance policy with liability and workmen's compensation insurance of no less than $2 million and naming Lessor as additional insured. Lessee shall pay all invoices promptly and shall cause no liens to be placed on the Building Project; provided, however, that Lessee will not be required to pay for any construction or related costs until all of the Tenant Improvement Allowance has been expended (subject to the dollar limitations of this paragraph
4).

5.   Completion.

     5.1 Lessor has obtained a building permit to construct the Tenant Improvements.

     5.2 The term "Substantial Completion," as used in the Lease and this Work Letter, is hereby defined to mean attainment of all of the following:

          (a) The City of Santa Monica shall have made a final inspection of the Tenant Improvements and authorized a final release of restrictions on the use of public utilities in connection therewith, and the Tenant Improvements shall have been completed so that the only incomplete items are minor or insubstantial details of construction, mechanical adjustments, or finishing touches like touch-up plastering or painting;

          (b) Lessee, its employees, agents, and invitees have ready access to the Building and Premises through the lobby, entranceways, elevators, and hallways;

          (c) The decoration, fixtures, and equipment to be installed by Lessor as outlined in the space plan are installed and in good operating order;

          (d)  The following items are installed and in good operating order:
(1) building lobby, (ii) hallways on floor on which Premises are located (including walls, flooring, ceiling, lighting, etc.), (iii) elevators, HVAC, utilities, and plumbing serving the Premises, and (iv) the doors and hardware; and

          (e)  The Premises are broom clean.

     5.3 Should Lessee make any changes to the plans and specifications resulting in a delay to the construction ("Lessee's Delay"), each said Delay shall not result in a delay of the Commencement Date.

6.   Taking of Possession of Premises.

     Lessee may enter the Premises after the Commencement Date and prior to Substantial Completion for the installation of telephones, computer cabling and other equipment, as long as said installation does not interfere with the construction thereof.

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7.   Warranties.

     To the extent permitted thereunder, Lessor shall allow Lessee to avail itself of the benefit of any warranties given to Lessor in connection with work to the Leased Premises performed by, or at the direction of, Lessor.

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